Exhibit 99.1

FOR IMMEDIATE RELEASE:

THE TOWN AND COUNTRY TRUST REPORTS FIRST QUARTER 2005 RESULTS

Baltimore, MD, May 5, 2005 — The Town and Country Trust (NYSE:TCT), a multifamily real estate investment trust, today reported results for the quarter ended March 31, 2005. All per share results are reported on a fully diluted basis.

For the first quarter, the Company reported net income of $1.9 million, or $0.11 per share, versus $0.8 million, or $0.05 per share, for the first quarter of last year. Funds From Operations (“FFO”) for the period was $8.3 million, or $0.41 per share compared to FFO of $6.3 million, or $0.33 per share, for the same period last year. In 2004, both net income and FFO were adversely affected by a $1.4 million impairment loss recorded during the quarter on the Charlotte apartment properties held for sale. The Company computes FFO in a manner consistent with the definition adopted by NAREIT (The National Association of Real Estate Investment Trusts) and considers FFO to be its primary supplemental performance measure. A reconciliation of FFO to net income is included in the accompanying Financial Highlights table.

The Company reported its two property dispositions in 2004 as Discontinued Operations and has had no acquisition activity in 2004 or the first quarter of 2005, accordingly; results for the Company’s entire portfolio of 13,065 apartments also represent results on a “same store” basis. Net operating income for the first quarter increased $867,000 or 4.9% compared with the first quarter of 2004. Rental revenues grew by $1,613,000 or 5.2%, as the Company was able to raise average rental rates 4.9%. Occupancy was 91.9% for the first quarter of 2005 versus 92.0% last year. Occupancy has been adversely affected by four properties that are undergoing renovations. Excluding these properties, occupancy was 93.4% for 2005 compared to 92.2% for 2004. Operating expenses grew $746,000 or 5.7% over the prior year. The Company experienced increases in utility costs of $251,000, due to rate increases for the purchase of electric, natural gas and water averaging 11.5%, and a $305,000 increase in repairs and maintenance related to payroll and apartment turnover costs.

Additional information regarding the Company’s financial position and results, including selected market operating data, appear in the accompanying tables.

The Town and Country Trust is a multifamily real estate investment trust that owns and operates 38 apartment communities with 13,065 apartment homes in the Mid-Atlantic states and Florida.

Additional information regarding The Town and Country Trust can be found on the Trust’s web site at www.tctrust.com

With the exception of historical information, the matters herein contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Securities Litigation Reform Act of 1995. Management cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied. Examples of such factors that could result in such differences include but are not limited to: interest rate fluctuations; competition for tenants; changes in the Trust’s capacity to acquire additional apartment properties and any changes in the Trust’s financial condition or operating results due to an acquisition of additional apartment properties; local economic and business conditions, including without limitation, conditions which may affect public securities markets generally, the real estate investment trust industry, or the markets in which the Trust’s apartment properties are located, and other factors referred to in the Trust’s periodic and other reports filed with the Securities and Exchange Commission.

FOR FURTHER DETAILS CONTACT
THE TOWN AND COUNTRY TRUST:

Thomas L. Brodie	Alan W. Lasker	Financial Relations Board
President and COO	Sr. Vice President and CFO	Joseph Calabrese (Investor Inquiries)
The Town and Country Trust	The Town and Country Trust	(212) 827-3772
(212) 407-2161	(212) 407-2151

-Tables Follow-

The Town and Country Trust
Financial Highlights
(In thousands, except per share data — unaudited)

	Three Months
	Ended March 31,
	2005	2004	Change

Revenues:
Gross rental income	$33,777	$32,197	4.9%
Less: Vacancy and credit loss	2,844	2,754	3.3%

Net rental income	30,933	29,443	5.1%
Other rental revenue	1,451	1,328	9.3%

Total rental revenues	32,384	30,771	5.2%
Operating expenses:
Real estate taxes and insurance	3,276	3,246	0.9%
Utilities	2,464	2,213	11.3%
Repairs and maintenance	3,764	3,459	8.8%
Marketing and advertising	1,225	1,108	10.6%
Management expense	1,742	1,744	-0.1%
Other	1,363	1,318	3.4%

Total operating expenses	13,834	13,088	5.7%

Net operating income (NOI) (b)	18,550	17,683	4.9%

Real estate depreciation and amortization	6,099	5,394	13.1%
Interest expense	8,272	7,981	3.6%
General and administrative expenses	1,751	1,762	-0.6%
Other depreciation and amortization	224	264	-15.2%

Income before discontinued operations and minority interests (a)	2,204	2,282

Income allocated to minority interest from continuing operations	(277)	(297)

Income from continuing operations	1,927	1,985

Discontinued Operations:
Income from discontinued operations	—	52
Impairment of assets held for disposition	—	(1,400)
Loss allocated to minority interest from discontinued operations	—	175

Loss from discontinued operations	—	(1,173)

Net income	$1,927	$812

Basic earnings per share:
Income from continuing operations	$0.11	$0.12
Loss from discontinued operations	0.00	(0.07)

Net income	$0.11	$0.05

Diluted earnings per share:
Income from continuing operations	$0.11	$0.12
Loss from discontinued operations	0.00	(0.07)

Net income	$0.11	$0.05

Weighted average common shares outstanding-basic	17,141	16,469
Dilutive effect of outstanding options and restricted shares	267	301

Weighted average common shares outstanding-diluted	17,408	16,770

Dividends declared per share	$0.43	$0.43

Funds from operations (b):
Net income	$1,927	$812
Income allocated to minority interest	277	122
Real estate depreciation	6,099	5,394

Funds from operations	$8,303	$6,328	31.2%

Funds from operations per share:
Basic	$0.42	$0.33
Diluted	$0.41	$0.33	24.3%

See accompanying Notes to Supplemental Information

The Town and Country Trust
Same Store Market Operating Data

	Three Months
	Ended March 31,
	2005	2004	Change

Property Operating Income ($000’s)
Rental revenue	$32,384	$30,771	5.2%
Operating expenses	13,834	13,088	5.7%

Same Store net operating income (NOI)	$18,550	$17,683	4.9%

Rental Revenue ($000’s)
Baltimore	$11,847	$11,222	5.6%
Metropolitan Washington, DC
Northern Virginia	6,843	6,603	3.6%
Maryland Suburbs	3,318	3,237	2.5%
Pennsylvania	3,914	3,779	3.6%
Orlando, Florida	2,099	1,920	9.3%
Sarasota/Bradenton, Florida	1,861	1,702	9.3%
Newark, Delaware	1,266	1,129	12.1%
Palm Beach Gardens, Florida	1,236	1,179	4.8%

Total	$32,384	$30,771	5.2%

Average Monthly Rent (net of concessions)
Baltimore	$848	$799	6.1%
Metropolitan Washington, DC
Northern Virginia	1,149	1,088	5.6%
Maryland Suburbs	962	929	3.6%
Pennsylvania	671	649	3.4%
Orlando, Florida	750	718	4.5%
Sarasota/Bradenton, Florida	783	751	4.3%
Newark, Delaware	897	879	2.0%
Palm Beach Gardens, Florida	929	896	3.7%

Total	$874	$833	4.9%

Occupancy
Baltimore	90.2%	91.4%	-1.2%
Metropolitan Washington, DC
Northern Virginia	91.3%	93.2%	-1.9%
Maryland Suburbs	91.0%	91.9%	-0.9%
Pennsylvania	90.7%	90.3%	0.4%
Orlando, Florida	96.0%	92.9%	3.1%
Sarasota/Bradenton, Florida	98.2%	95.1%	3.1%
Newark, Delaware	96.7%	88.0%	8.7%
Palm Beach Gardens, Florida	97.0%	95.4%	1.6%

Total	91.9%	92.0%	-0.1%

Community Information
			% of
		Apartment	Total
Market:	Communities	Homes	Portfolio

Baltimore	12	4,997	38.2%
Metropolitan Washington, DC
Northern Virginia	6	2,151	16.5%
Maryland Suburbs	4	1,236	9.5%
Pennsylvania	7	2,073	15.9%
Orlando, Florida	3	930	7.1%
Sarasota/Bradenton, Florida	3	742	5.7%
Newark, Delaware	2	488	3.7%
Palm Beach Gardens, Florida	1	448	3.4%

Total	38	13,065	100.0%

The Town and Country Trust
Summary Balance Sheets
(In thousands)

	March 31,	December 31,
	2005	2004

	(unaudited)
Assets:
Real estate, at cost	$822,710	$815,318
Accumulated depreciation	(277,037)	(271,984)

Net real estate assets	545,673	543,334
Other assets	18,457	18,750

Total assets	$564,130	$562,084

Liabilities and shareholders’ equity:
Mortgage debt	$424,961	$415,132
5.375% Convertible Senior Notes due 2023	74,750	74,750
Notes Payable	—	2,000
Other liabilities	16,103	16,893
Minority interest	5,952	6,592
Shareholders’ equity	42,364	46,717

Total liabilities and shareholders’ equity	$564,130	$562,084

Capitalization
March 31, 2005
(In thousands, except per share data)

			% of
		% of	Total	Interest
Debt:	Amount	Debt	Capitalization	Rate	Maturity

Secured Fixed Rate:
Fannie Mae (c)	$340,000	68.0%		6.64%	April, 2008
Freddie Mac	33,175	6.6%		6.81%	April, 2009
Freddie Mac	17,392	3.5%		7.85%	Nov., 2009
Freddie Mac	24,394	4.9%		4.15%	April, 2007

Total secured fixed rate debt	414,961	83.0%	40.3%	6.55%

Secured Floating Rate:
Fannie Mae (c)	10,000	2.0%		4.14%	April, 2008

Total secured floating rate debt	10,000	2.0%	1.0%	4.14%

Total mortgage debt	424,961	85.0%	41.3%	6.35%

Unsecured:
5.375% Convertible Senior Notes due 2023	74,750	15.0%		5.38%	Aug., 2023

Total unsecured debt	74,750	15.0%	7.3%	5.38%

Total debt	$499,711	100.0%	48.6%	6.33%

Equity:
Common shares outstanding	17,552
OP units	2,467

Total shares and OP units outstanding	20,019
Common share price at March 31, 2005	$26.45

Total equity capitalization, at market	$529,510		51.4%

Total market capitalization (debt and equity)	$1,029,221		100.0%

See accompanying Notes to Supplemental Information

The Town and Country Trust
Notes to Supplemental Information
(unaudited)

(a)	Minority interests represent certain limited partnership interests, equivalent to 2,467,000 shares.

(b)	Funds from operations (“FFO”) is computed as income (computed in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”)) excluding gains and losses from sales and involuntary conversions of operating properties, plus real estate depreciation. This computation of FFO is consistent with the formal definition promulgated by the National Association of Real Estate Investment Trusts (NAREIT). The reconciliation of FFO to Net income, the most directly comparable financial measure calculated in accordance with U.S. GAAP, is included in the Financial Highlights. Management generally considers FFO to be a useful measure for reviewing the comparative operating performance of the Trust between periods or as compared to other companies, without giving effect to real estate depreciation and amortization, which assumes that the value of real estate diminishes predictably over time and which can vary among owners of similar assets based upon historical cost and useful life estimates.

The Company uses net operating income (NOI) to measure the operating results of its communities and to compare the operating performance of single assets or groups of assets. The Company defines NOI as property rental income less property operating expenses and does not include depreciation and amortization, interest expense, general and administrative expenses, separation expense, discontinued operations, or gains/losses on sales of properties. Accordingly, this performance measure is not intended as a replacement for net income determined in accordance with U.S. generally accepted accounting principles. NOI is widely used by management and investors in the real estate industry in connection with the valuation of income-producing real estate and as a supplemental measure of operating performance. NOI measures presented by the Company may not be comparable to other similarly titled measures of other companies. A reconciliation of NOI to Net Income is included in the Financial Highlights.

FFO and NOI should not be considered alternatives to net income as a measure of performance nor do they represent cash generated from operating activities in accordance with U.S. GAAP and, therefore, they should not be considered indicative of cash available to fund cash needs.

(c)	The information shown for this debt gives effect to two interest rate swap agreements in the aggregate notional amount of $40 million, which have the effect of fixing the interest rate on this amount of debt at approximately 4.62% through April 2007.